Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

August 31, 2023

Customers Bancorp, Inc.

701 Reading Avenue

West Reading PA 19611

Re: Customers Bancorp, Inc. – Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) by the Company of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 22,300 shares of the Company’s Voting Common Stock, par value $1.00 per share (the “Shares”), that are issuable pursuant to restricted stock unit award agreements providing for employee inducement grants between the Company and certain employees, which will be entered into in connection with the commencement of each such employee’s employment with the Company pursuant to the exception for inducement awards under Rule 303A(8) of the NYSE Listed Company Manual. Such grants will be subject to the terms and conditions contained in a restricted stock unit award agreement (an “Award Agreement”).

We have examined copies of (i) the Registration Statement, including the Section 10(a) prospectus constituting a part of the Registration Statement, (ii) the form of Award Agreement, (iii) the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 30, 2012, (iv) the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 2, 2012, (v) the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 3, 2019, (vi) the Company’s Amended and Restated Bylaws, included as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 30, 2012, (vii) the Amendment to the Company’s Amended and Restated Bylaws, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 19, 2019, (viii) the resolutions of the Company’s board of directors authorizing the issuance of the securities pursuant to the Award Agreements and (ix) such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

Philadelphia, PA • Harrisburg, PA • Malvern, PA • Cherry Hill, NJ • Wilmington, DE • Washington, DC • New York, NY • Chicago, IL

A Pennsylvania Limited Liability Partnership

Customers Bancorp, Inc.

August 31, 2023

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof, except to the extent that such compliance is related to the valid issuance of the Shares. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission’s Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement or the Section 10(a) prospectus constituting a part of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In addition, our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, and (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered pursuant to and in accordance with the applicable Award Agreement, including receipt by the Company of any consideration provided therein, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and the offering of the Shares described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP